[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 3, 1998, on our audits of the consolidated financial statements of Fort James Corporation as of December 28, 1997 and December 29, 1996, and for each of the three fiscal years in the period ended December 28, 1997, which report is incorporated by reference included in the 1997 annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".




                                                PricewaterhouseCoopers LLP


Chicago, Illinois
November 18, 1998